As filed with the Securities and Exchange Commission on June 1, 2004

                           Registration No. 333-72252
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------
                                    FORM SB-2
                         POST-EFFECTIVE AMENDMENT NO. 1
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                             CAN-CAL RESOURCES LTD.
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        (Exact name of small business issuer as specified in its charter)

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
               Nevada                              1000                   88-0336988
--------------------------------     ----------------------------     -------------------
 (State or other jurisdiction of     (Primary standard industrial      (I.R.S. Employer
 incorporation or organization)       classification code number)     Identification No.)
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         8224 Ocean Gate Way, Las Vegas, Nevada 89128; Tel. 702.243.1849
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              (Address, including zip code, and telephone number of
                      issuer's principal executive offices)

                Anthony F. Ciali, President, 8224 Ocean Gate Way
                Las Vegas, NV 89128; Tel. 702.243.1849
--------------------------------------------------------------------------------
 (Name, address, including zip code, and telephone number of agent for service)

                Copies to:       Stephen E. Rounds, Esq.
                                 The Law Office of Stephen E. Rounds
                                 4635 East 18th Ave., Denver, CO 80220
                                 Tel:  303.377.6997; Fax: 303.377.0231
                                 ---------------
Approximate date of commencement and end of proposed sale to the public: From time to time after the registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:[ ] ________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]



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     The registrant hereby deregisters 4,292,040 of the 5,120,147 shares initially registered, 828,107 shares having been sold.



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                              SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, in the City of Las Vegas, Nevada, on June 1, 2004.

                                                 CAN-CAL RESOURCES, Ltd.
                                                 (Registrant)


Date: June 1, 2004                          By:    /s/ Anthony F. Ciali
                                                 -------------------------------
                                                 Anthony F. Ciali, President and
                                                 Chief Executive Officer


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



Date: June 1, 2004                          By:   /s/ Anthony F. Ciali
                                                 -------------------------------
                                                 Anthony F. Ciali, Director


Date: June 1, 2004                          By:   /s/ John Brian Wolfe
                                                 -------------------------------
                                                 John Brian Wolfe, Director


Date: June 1, 2004                          By:   /s/ James Dacyszyn
                                                 -------------------------------
                                                 James Dacyszyn, Director


Date: June 1, 2004                          By    /s/ Ronald D. Sloan
                                                 -------------------------------
                                                 Ronald D. Sloan, Director



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